EXHIBIT 10.16

The Standard Register Company

2005 DEFERRED COMPENSATION PLAN

Effective – January 1, 2005

THE STANDARD REGISTER COMPANY

DEFERRED COMPENSATION PLAN

Table of Contents

ARTICLE I

1

1.1 Statement of Purpose

1

ARTICLE II

1

DEFINITIONS

1

2.1 Account

1

2.2 Base Salary

1

2.3 Beneficiary

1

2.4 Board

1

2.5 Bonus Compensation

1

2.6 Change in Control

2

2.7 Code

3

2.8 Committee

3

2.9 Company

3

2.10 Compensation

3

2.11 Credited Service

3

2.12 Deferral Account

3

2.13 Deferral Benefit

3

2.14 Deferral Election

3

2.15 Disability

3

2.16 Early Retirement

4

2.17 Election Period

4

2.18 Eligible Employee

4

2.19 Employer

4

2.20 Hardship Withdrawal

4

2.21 In-Service Sub-Account

4

2.22 Investment Return Rate

4

2.23 Participant

4

2.24 Participation Agreement

5

2.25 Plan

5

2.26 Plan Year

5

2.27 Prior Plan

5

2.28 Prior Plan Deferrals

5

2.29 Regular Compensation

5

2.30 Retirement

5

2.31 Retirement Sub-Account

5

2.32 Selected Affiliate

5

2.33 Specified Employee

5

2.34 Sub-Account

6

2.35 Unforseeable Emergency

6

2.36 Valuation Date

6

ARTICLE III

6

ELIGIBILITY AND PARTICIPATION

6

3.1 Eligibility

6

3.2 Participation

6

3.3 Change in Participation Status

7

3.4 Ineligible Participant

7

ARTICLE IV

7

DEFERRAL OF COMPENSATION

7

4.1 Amount of Deferral

7

4.2 Deferral Election Changes

7

4.3 Crediting Deferred Compensation

7

ARTICLE V

8

BENEFIT ACCOUNTS

8

5.1 Valuation of Account

8

5.2 Crediting of Gains, Losses and Earnings to Accounts

8

5.3 Statement of Account

8

5.4 Vesting of Account

8

5.5 Employer Contributions

9

5.6 Investment Vehicles

9

ARTICLE VI

9

PAYMENT OF BENEFITS

9

6.1 Timing and Form of Payment

9

6.2 Payout Election Changes

10

6.3 Payment of Deferral Benefit upon Death, Disability or Retirement

11

6.4 Payment of Deferral Benefit upon Termination

11

6.5 Payments to Beneficiaries

12

6.6 Payments to Specified Employees

12

6.7 Hardship Withdrawal

12

6.8 Small Benefit

12

6.9 Payments Pursuant to Domestic Relations Orders

12

ARTICLE VII

13

BENEFICIARY DESIGNATION

13

7.1 Beneficiary Designation

13

7.2 Change of Beneficiary Designation

13

7.3 No Designation

13

7.4 Effect of Payment

13

ARTICLE VIII

13

ADMINISTRATION

13

8.1 Committee

13

8.2 Agents

13

8.3 Binding Effect of Decisions

13

8.4 Indemnification of Committee

14

ARTICLE IX

14

AMENDMENT AND TERMINATION OF PLAN

14

9.1 Amendment

14

9.2 Termination

14

ARTICLE X

14

MISCELLANEOUS

14

10.1 Funding

14

10.2 Interest of Participant

15

10.3 Nonassignability

15

10.4 Legal Fees and Expenses

15

10.5 Captions

16

10.6 Governing Law

16

10.7 Successors

16

10.8 Right to Continued Service

16

10.9 Electronic or Other Medial

16

ARTICLE XI

17

CLAIMS AND APPEAL PROCEDURES

17

11.1 Claims

17

11.2 Appeal of Adverse Benefit Determinations

18

11.3 Notification of Benefit Determination on Review

18

11.4 Definitions

19

EXHIBIT A

21

EXHIBIT B

22

ARTICLE I

1.1 Statement of Purpose

This is The Standard Register Company 2005 Deferred Compensation Plan (the “Plan”) made in the form of this Plan and in related agreements between the Employer and certain management or highly compensated employees.  The purpose of the Plan is to provide management and highly compensated employees of the Employer with the option to defer the receipt of portions of their compensation payable for services rendered to the Employer.  It is intended that the Plan will assist in attracting and retaining qualified individuals to serve as officers and managers of the Employer.  The Prior Plan was effective as of January 1, 1998.  This Plan shall be deemed to have amended and restated the Prior Plan and, commencing on the Effective Date, shall govern all amounts credited to a Participant's Account other than Prior Plan Deferrals.  The terms of the Prior Plan shall remain in effect with respect to the portion of a Participant's Account consisting of Prior Plan Deferrals.

ARTICLE II

DEFINITIONS

When used in this Plan and initially capitalized, the following words and phrases shall have the meanings indicated:

2.1 Account.  “Account” means a Participant’s Deferral Account.  The sum of each Participant’s Sub-Accounts, in the aggregate, shall constitute his Deferral Account.

2.2 Base Salary.  “Base Salary” means a Participant’s base earnings paid by an Employer to a Participant without regard to any increases or decreases in base earnings as a result of (i) an election to defer base earnings under this Plan or (ii) an election between benefits or cash provided under a Plan of an Employer maintained pursuant to Section 125 or 401(k) of the Code and as limited in Exhibit A attached hereto.

2.3 Beneficiary.  “Beneficiary” means the person or persons designated or deemed to be designated by the Participant pursuant to Article VII to receive benefits payable under the Plan in the event of the Participant’s death.

2.4 Board.  “Board” means the Board of Directors of the Company.

2.5 Bonus Compensation.  "Bonus Compensation" or "Bonus" shall mean Compensation where (i) the payment of the Compensation or the amount of the Compensation is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months, and (ii) the performance criteria are not substantially certain to be met at the time a deferral election is permitted. Bonus Compensation may include payments based upon subjective performance criteria,  provided that the subjective performance criteria are bona fide and relate to the performance of the Participant, a group of service providers that includes the Participant, or a business unit for which the Participant provides services (which may include the entire organization),  and  the determination that any subjective performance criteria have been met must not be made by the Participant or a family member of the Participant (as defined in § 267(c)(4) of the Code, applied as if the family of an individual includes the spouse of any member of the family), or a person under the effective control of the Participant or a family member of the Participant, and no amount of the compensation of the person making the determination is effectively controlled in whole or in part by the Participant or a family member of the Participant. Bonus Compensation may also include payments based on performance criteria that are not approved by a compensation committee of the Board of Directors or by the stockholders of the Company. Notwithstanding the foregoing, Bonus Compensation does not include any amount or portion of any amount that will be paid either regardless of performance, or based upon a level of performance that is substantially certain to be met at the time the criteria is established, or that is based solely on the value of, or appreciation in value of, the Company or the stock of the Company. Bonus Compensation shall be determined without regard to any decreases as a result of (i) an election to defer all or any portion of a Bonus under this Plan or (ii) an election between benefits or cash provided under a plan of the Employer maintained pursuant to Section 401(k) of the Code.

2.6 Change in Control.  “Change in Control” shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement, provided, however, that, anything in this Agreement to the contrary notwithstanding, a Change in Control shall be deemed to have occurred if:

(a)  Any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14 (d) (2) of the Exchange Act, becomes the “beneficial owner” (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities entitled to vote in the election of directors of the Company, except that shares deemed beneficially owned by any Trustee under the Last Will and Testament of John Q. Sherman, deceased, or a trust created under an Agreement with William C. Sherman dated December 29, 1939, shall not be considered beneficially owned for purposes of this subparagraph.

(b)  During any period of two (2) consecutive years (not including any period prior to the execution of this Plan) individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the “Incumbent Directors”), cease for any reason to constitute a majority thereof;

(c)  There occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), in each case, with respect to which the shareholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50 percent of the combined voting power of the Company or other corporation resulting from such Transaction; or

(d)  All or substantially all of the assets of the Company are sold, liquidated or distributed.

2.7 Code.  “Code” means the Internal Revenue Code of 1986, as amended.

2.8 Committee.  “Committee” has the meaning set forth in Section 8.1.

2.9 Company.  “Company” means The Standard Register Company and Selected Affiliates (Standard Register) and any successor(s) thereto.

2.10 Compensation.  "Compensation" means the total gross cash compensation earned by a Participant for services rendered to the Employer.  Compensation shall include the Participant's Regular Compensation and Bonus Compensation.  Compensation eligible for deferral under the Plan shall be determined prior to deductions for any deferrals under any Plan described in Sections 125, 132(f) or 401(k) of the Code.

2.12 Deferral Account.  “Deferral Account” means the account maintained on the books of the Employer for the purpose of accounting for the amount of Compensation that each Participant elects to defer under the Plan and for the amount of investment return credited thereto for each Participant pursuant to Article V.  The sum of each Participant’s Sub-Accounts, in the aggregate, shall constitute his or her Deferral Account.

2.13 Deferral Benefit.  “Deferral Benefit” means the benefit payable to a Participant or his or her Beneficiary pursuant to Article VI.

2.14 Deferral Election.  “Deferral Election” means the written election made by a Participant to defer Compensation pursuant to Article IV.

2.15 Disability.  Disability:  A Participant shall be considered to be suffering from a Disability if the Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant's Employer.

2.17 Election Period.  "Election Period" with respect to a Plan Year means the period during which a Participant may file a Participation Agreement to defer the receipt of Regular Compensation or Bonus Compensation for a Plan Year.  For deferrals of Regular Compensation, the Election Period for a Plan Year shall be the 30 day period ending on the last day of the preceding Plan Year.  For deferrals of Bonus Compensation earned during a Plan Year, the Election Period shall be the 30 day period ending on the last day of the 6th month of the Plan Year.  Provided, however, that the Election Period for a Participation Agreement with respect to the first Plan Year in which an individual becomes an Eligible Employee shall be the 30 day period beginning on the first date on which the individual is an Eligible Employee, provided such individual does not participate in another deferred compensation plan maintained by the Employer that is required to be aggregated with the Plan for purposes of Section 1.409A-1(c)(2) of the Treasury Regulations.

2.18 Eligible Employee.  “Eligible Employee” means a highly compensated or management employee of the Company who is designated by the Committee, by name or group or description, as eligible to participate in the Plan.

2.19 Employer.  “Employer” means, with respect to a Participant, the Company or the Selected Affiliate which pays such Participant’s Compensation.

2.20 Hardship Withdrawal.  “Hardship Withdrawal” has the meaning set forth in Section 6.7.

2.21 In-Service Sub-Account.  “In-Service Sub-Account” means, for purposes of distribution, the portion of a Participant’s Deferral Account that is distributable in accordance with terms of Section VI.  The Committee shall specify from time to time the maximum number of In-Service Sub-Accounts that can be established for any one Participant.

2.22 Investment Return Rate.  “Investment Return Rate” means:

(a)

In the case of an investment named in Exhibit B of a fixed income nature, the interest deemed to be credited,

(b)

In the case of an investment named in Exhibit B of an equity investment nature, the increase and decrease in deemed value and dividends deemed to be credited.

2.23 Participant.  “Participant” means any Eligible Employee who elects to participate by filing a Participation Agreement.

2.24 Participation Agreement.  “Participation Agreement” means the agreement filed by a Participant, in the form prescribed by the Committee, to defer his or her Compensation pursuant to Section 3.2 for a Plan Year, and to specify a time and form of payment for amounts attributable to the allocations to the Participant's Account for such Plan Year.

2.25 Plan.  “Plan” means The Standard Register Company 2005 Deferred Compensation Plan, as set forth herein and as amended from time to time.

2.26 Plan Year.  “Plan Year” means a twelve-month period commencing January 1 and ending the following December 31.

2.27 Prior Plan.  “Prior Plan” means The Standard Register Company Deferred Compensation Plan, as in effect immediately prior to the Effective Date of this Plan.

2.28 Prior Plan Deferrals.  "Prior Plan Deferrals" means the amount which, immediately prior to the Effective Date, was credited to the Participant's Account and which on such date was not subject to forfeiture, and any investment earnings allocated to such amount since the Effective Date.

2.29 Regular Compensation.  "Regular Compensation" means Compensation of a Participant which is not Bonus Compensation.

2.30 Retirement.  “Retirement” means the termination of a Participant who has reached age 55 with 10 years of service, or age 62, as defined under the Stanreco Retirement Plan.

2.31 Retirement Sub-Account.  Retirement Sub-Account means, for purposes of distribution, the portion of a Participant’s Deferral Account that is distributable in accordance with the terms of Section VI.

2.32 Selected Affiliate.  “Selected Affiliate” means (1) any company in an unbroken chain of companies beginning with the Company if each of the companies other than the last company in the chain owns or controls, directly or indirectly, stock possessing not less than 50 percent of the total combined voting power of all classes of stock in one of the other companies, or (2) any partnership or joint venture in which one or more of such companies is a partner or venturer, each of which shall be selected by the Committee.

2.33 Specified Employee.  "Specified Employee" means a Participant, who as of the date of the Participant's Separation Date, is a  "key employee"  of the Company.  Provided, however, that no such Participant shall be considered to be a Specified Employee as of any date unless on such date the stock of the Company is publicly traded on an established securities market or otherwise.

A Participant is a key employee if the Participant meets the requirements of Section 416(i)(1)(A)(i), (ii), or (iii) of the Code (applied in accordance with the Treasury

Regulations thereunder and disregarding Section 416(i)(5) of the Code) at any time during the 12-month period ending on a "specified employee identification date."  If the Participant is a key employee as of a specified employee identification date, the Participant is treated as a key employee for the entire 12-month period beginning on the "specified employee effective date."  The "specified employee identification date means December 31 of any calendar year and the "specified employee effective date" means April 1 of the calendar year following the year of the specified employee identification date.

2.34 Sub-Account.  Sub-Account means each bookkeeping Retirement Sub-Account and In-Service Sub-Account maintained by the Committee on behalf of each Participant pursuant to Article VI.  The sum of each Participant’s Sub-Accounts, in the aggregate, shall constitute his Deferral Account.

2.35 Unforseeable Emergency.  "Unforeseeable Emergency"  means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, the Participant's Beneficiary, or a dependent (as defined in section 152(a) of the Code without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code) of the Participant, loss of the Participant's property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster), or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.   An unforeseeable emergency will not include the need to send a Participant’s child to college or the desire to purchase a home.

2.36 Valuation Date.  “Valuation Date” means a date on which the amount of a Participant’s Account is valued as provided in Article V.  The Valuation Date shall be the end of the Plan Year and any other date determined by the Committee.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1 Eligibility.  Eligibility to participate in the Plan is limited to Eligible Employees designated by the Committee.  From time to time and subject to Section 3.4, the Committee shall prepare a complete list of the Eligible Employees, by individual name or by reference to an identifiable group of persons or by descriptions of the components of compensation of an individual which would qualify individuals who are eligible to participate and all of whom shall be a select group of management or highly compensated employees.

3.2 Participation.  Participation in the Plan shall be limited to Eligible Employees who elect during the Election Period to participate in the Plan by filing a Participation Agreement with the Committee.  An Eligible Employee shall commence participation in the Plan upon the first day of his or her first payroll period following the effective date of his or her Participation Agreement.

3.3 Change in Participation Status.  During the Election Period for each Plan Year, a Participant shall file a Participation Agreement with respect to the Plan Year.  The Participation Agreement shall specify the percentage of deferral of the Participant's Regular Compensation for the Plan Year and the form of payment applicable with respect to the Subaccount attributable to the Plan Year.  During the applicable Election Period a separate Participation Agreement may be filed by a Participant with respect to Bonus Compensation.  A Participant who does not file a Participation Agreement for a Plan Year shall be deemed to have elected to make no contribution to the Plan for the Plan Year.

3.4 Ineligible Participant.  Notwithstanding any other provisions of this Plan to the contrary, if the Committee determines that any Participant may not qualify as a “management or highly compensated employee” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or regulations thereunder, the Committee may determine, in its sole discretion, that such Participant shall cease to be eligible to participate in this Plan, effective as of the last day of the Plan Year in which such determination is made by the Committee. Thereafter, the Participant will not be permitted to file a new Participation Agreement for any subsequent Plan Year, unless the Committee again determines that such Participant is an Eligible Employee.

ARTICLE IV

DEFERRAL OF COMPENSATION

4.1 Amount of Deferral.  With respect to each Plan Year, a Participant may elect to defer a specified percentage of his or her Compensation up to the percentage of compensation defined and the terms described in Exhibit A attached hereto.

4.2 Deferral Election Changes.  With the consent of the Committee, a Participant may change his or her deferral election with respect to the 2005 Plan Year during the year (but not more than once per year) with respect to Regular Compensation or Bonus Compensation earned during 2005.  However, if a change is made, a Participant’s eligibility to defer will be suspended for the next calendar year.  For any subsequent Plan Year the deferral election made by a Partipant in a Participation Agreement shall, with respect to the Plan Year, be irrevocable.

4.3 Crediting Deferred Compensation.  The amount of Compensation that a Participant elects to defer under the Plan shall be credited by the Employer to the Participant’s Deferral Account periodically, the frequency of which will be determined by the Committee.  A Participant may specify, in his or her Participation Agreement, the portion of his or her deferral that is to be credited to a Retirement Sub-Account and/or to one or more In-Service Sub-Accounts for the Plan Year.  To the extent that a Participant does not specify the Sub-Account to which deferrals shall be credited, such deferrals shall be credited to the Participant’s Retirement Sub-Account fo r the Plan Year.  To the extent that the Employer is required to withhold any taxes or other amounts from a Participant’s

Deferred Compensation pursuant to any state, federal or local law, such amounts shall be withheld only from the Participant’s compensation before such amounts are credited.

ARTICLE V

BENEFIT ACCOUNTS

5.1 Valuation of Account.  As of each Valuation Date, a Participant’s Account shall consist of the balance of the Participant’s Account as of the immediately preceding Valuation Date, plus the Participant’s Deferred Compensation credited pursuant to Section 4.3 since the immediately preceding Valuation Date, plus investment return credited as of such Valuation Date pursuant to Section 5.2, minus the aggregate amount of distributions, if any, made from such Account since the immediately preceding Valuation Date.

5.2 Crediting of Gains, Losses and Earnings to Accounts.  As of each Valuation Date, each Participant’s Deferral Account shall be credited with gains, losses and earnings based on investment directions made by the Participant in accordance with investment deferral crediting options and procedures established from time to time by the Committee.  The Committee specifically retains the right in its sole discretion to change the investment deferral crediting options and procedures from time to time.  By electing to defer any amount pursuant to the Plan, each Participant shall thereby acknowledge and agree that the Company or any Affiliate is not and shall not be required to make any investment in connection with the Plan, nor is it required to follow the Participant’s investment directions in any actual investment it may make or acquire in connection with the Plan or in determining the amount of any actual or contingent liability or obligation of the Company or an Affiliate thereunder or relating thereto.  Any amounts credited to a Participant’s Account with respect to which a Participant does not provide investment direction shall be credited with gains, losses and earnings as if such amounts were invested in an investment option to be selected by the Committee in its sole discretion.  Until a Participant or his or her Beneficiary receives his or her entire Account, the unpaid balance thereof shall be credited with gains, losses and earnings as provided in this Section 5.2.

5.3 Statement of Account.  The Committee shall provide to each Participant, within 30 days after the close of each calendar quarter, a statement setting forth the balance of such Participant’s Account as of the last day of the preceding calendar quarter and showing all adjustments made thereto during such calendar quarter.

5.4 Vesting of Account.  Except as provided in Sections 10.1, 10.2 and 10.3, a Participant shall be 100% vested in his or her Deferral Account at all times.  Notwithstanding the preceding sentence, the portion of each Participant’s Account, if any, attributable to Employer Contributions shall be subject to such vesting schedule as may be determined by the Company from time to time in accordance with the provisions of Section 5.5.

5.5 Employer Contributions.  The Company or any Selected Affiliate may, in its discretion, provide contributions (“Employer Contributions”) under this Plan with respect to one or more Participants.  The amount and vesting schedule of such Employer Contributions, if any, shall be determined by the Company or Selected Affiliate in its sole discretion.

5.6 Investment Vehicles.  The Company may select investment vehicles owned as general assets by the Company or as assets of a trust described in Section 10.1 to establish the Investment Return Rate.  Except as provided in Article X, the Company is not required to make any actual investment in connection with the Plan.

Deferrals are allocated to one or more Sub-Accounts in the Participant’s name in accordance with the investment deferral crediting options and procedures established by the Committee from time to time.  The deemed investment vehicles are set forth in Exhibit B, which the Company may amend from time to time in its sole discretion.

A Participant may request the Company to make deemed investments of the credit balance of his Account in one or more of such investment vehicles so that the amounts deemed invested in such funds will be credited with earnings and losses based on the performance of those funds. A Participant may change the deemed investment of his Account or change the deemed investment of future credits to his Account and the deemed investment of his existing Account balance may differ from the deemed investment of future amounts credited to the Account. Such changes shall be made in accordance with procedures as the Committee may establish from time to time. Such procedures may regulate the frequency of such changes and the form of notice required to make such election or changes.  The Committee may also establish a deemed investment which shall apply if the Participant makes no election.

The effective date of any change shall be the date for which the appropriate direction to the Company or its designee has been properly received in accordance with the procedures established by the Committee.  The Committee shall have the right to refuse to honor any Participant direction related to investments or withdrawals, including transfers among investment options, where necessary or desirable to assure compliance with applicable law including U.S. and other securities laws.  However, neither the Company nor the Committee assumes any responsibility for compliance by officers or others with any such laws, and any failure by the Company or the Committee to delay or dishonor any such direction shall not be deemed to increase the Company’s legal obligations to the Participant or third parties.

ARTICLE VI

PAYMENT OF BENEFITS

6.1 Timing and Form of Payment.  For the purposes of determining the timing and form of distribution, a Participant’s Account may be allocated among the Retirement and In-Service Sub-Accounts maintained for the Participant.  A Participant may elect in a

Participation Agreement filed with respect to the Plan Year to receive or commence receiving the portion of his or her Sub-Account(s) attributable to contributions for the Plan Year in accordance with the following rules:

(a)

In-Service Distribution:  A Participant may elect to have amounts credited to one or more In-Service Sub-Account, the maximum number of which sub-accounts will be specified by the Committee.  A Participant may elect, on the Participation Agreement that he or she delivers to the Committee with respect to that Plan Year, to commence payment of that In-Service Sub-Account in January of a specified year which occurs while the Participant is still performing services for the Company and its Selected Affiliates and which is not less than two (2) years after the date of the initial election.  Amounts credited to an In-Service Sub-Account may be paid in a lump sum or in annual installments over a period of not more than five (5) years, adjusted for earnings or losses thereon after the payment commencement date pursuant to Section 5.2.  If no form of payment election is made, the In-Service Sub-Account will be distributed in a lump sum in January of the specified year elected.

(b)

Retirement Distribution:  A Participant may elect to have amounts credited to a Retirement Sub-Account.  Amounts credited to a Participant’s Retirement Sub-Account will commence to be paid, as elected by the Participant on the Participation Agreement that he or she delivers to the Committee with respect to that Sub-Account.  Amounts credited to a Retirement Sub-Account may be paid in a lump sum or in annual installments over a period of not more than fifteen (15) years, adjusted for earnings or losses thereon after the payment commencement date pursuant to Section 5.2.  If no distribution election is made, the Retirement Sub-Account will be distributed in a lump sum.  Lump sum payouts will be paid as soon as administratively practicable following the retirement effective date.  Installment payouts will begin in January of the year following retirement.  To the extent that a Participant does not specify the Sub-Account to which deferrals for a Plan Year shall be credited, such deferrals shall be credited to the Participant’s Retirement Sub-Account.

Each installment payment shall equal the quotient determined by dividing the Participant’s remaining Account balance at the time of the payment by the number of remaining installments (including the current installment).

During the time within which payment are being made pursuant to 6.1(a) and 6.1(b), the Participant may continue to request deemed investments pursuant to Section 5.6, with respect to the balance of his or her Deferral Benefit.

6.2 Payout Election Changes.

(a)

With the consent of the Committee, a Participant may change his Participation Agreement with respect to the time and form of distribution by submitting a new Participation Agreement to the Committee on or before December 31, 2007, provided such election shall only apply to amounts that would not otherwise be payable in 2007 and may not cause an amount to be paid in 2007 that would not otherwise be payable in 2007.

(b)

Effective January 1, 2008, with the consent of the  Committee, a Participant may  elect to change his Participation Agreement with respect to  the time and form of distribution of one or more of the Participant's Subaccounts, provided the following requirements are met:

(i)

the election will not take effect until at least twelve months after the date on which the election is made,

(ii)

except in the case of a payment as the result of the Participant’s death or Disability, or the occurrence of an Unforeseeable Emergency, the first payment with respect to such election is deferred for not less than five years from the date on which such payment would otherwise have been made, and

(iii)

any election which is related to a payment at a specified time or pursuant to a fixed schedule may not be made less than twelve months prior to the date of the first scheduled payment under that election.

Other than as specifically provided otherwise herein, the commencement or schedule of payment of a Participant's Account shall not be accelerated.

6.3 Payment of Deferral Benefit upon Death, Disability or Retirement.  Upon the death, Disability,  or Retirement of a Participant, the Employer shall pay to the Participant or his Beneficiary, as applicable, a Deferral Benefit equal to the balance of his or her Account determined pursuant to Article V, less any amounts previously distributed, as based on his written election pursuant to Section 6.1.

6.4 Payment of Deferral Benefit upon Termination.  Upon termination of service of the Participant as an employee of the Employer and all Selected Affiliates for reasons other than Death, Disability, or Retirement, the Employer shall pay to the Participant a Deferral Benefit in a lump sum equal to the balance of his or her Account determined pursuant to Article V, less any amounts previously distributed, as soon as administratively practical.

However, in the event of an involuntary termination as a result of a Change in Control of the Company, the Participant shall receive his or her Deferral Benefit, adjusted as described in the preceding paragraph, based on his/her written election pursuant to Section 6.1.  In the event no written election has been made prior to a Change in Control, then the Deferral Benefit will be paid in five annual installments, the first of which shall be made in January of the year following termination.  Remaining Deferral Benefit payments will be made in January of subsequent years.

6.5 Payments to Beneficiaries.  In the event of the Participant’s death prior to his or her receipt of all elected annual installments, his or her Beneficiary will receive the remaining annual installments at such times as such installments would have become distributable to the Participant.

6.6 Payments to Specified Employees.  Notwithstanding any contrary provision of the Plan, in the case of any Specified Employee, any distribution as the result of the Participant's separation from service with the Employer may not commence before the earlier of (i) the date which is six months after the date of the Participant's separation from service, or (ii) the date of the Participant's death.

6.7 Hardship Withdrawal.  In the event that the Committee, under written request of a Participant, determines, in its sole discretion, that the Participant has suffered an Unforeseeable Emergency, the Employer shall pay to the Participant, as soon as practicable following such determination, an amount equal to the least of the following amounts:  (i) the amount determined by the Committee as being reasonably necessary to meet the need created by the Unforseeable Emergency, plus amounts reasonably necessary to pay taxes as the result of the distribution, after taking into account the extent to which such need is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent that the liquidation would not itself cause severe financial hardship, (ii) the aggregate balance of such Participant’s Deferral Account, or (iii) the amount of the distribution requested by the Participant.  The amount of the Deferral Benefit otherwise payable under the Plan to such Participant shall be adjusted to reflect the early payment of the Hardship Withdrawal.

6.8 Small Benefit.  In the event the Committee determines that the balance of a Participant’s Retirement Sub-Account is less than $10,000 at the time of commencement of payments, the Committee may in its discretion, choose to pay the benefit in the form of a lump sum payment, notwithstanding any provision of the Plan or a Participant election to the contrary.  Such lump sum payment shall be equal to the balance of the Participant’s Account and shall be made on or before the later of (i) December 31 of the Plan Year in which the Participant's separation from service with the Employer, or (ii) 2-1/2 months after the Participant's separation from service with the Employer.

6.9 Payments Pursuant to Domestic Relations Orders.  The Committee may in its discretion pay benefits from a Participant's Account to an individual other than the Participant pursuant to a domestic relations order (as defined in Section 414(p)(1)(B) of the Code), and may accelerate the time for or schedule of payments pursuant to such an order.  Any such exercise of discretion by the Committee shall be final and binding on all parties.  The Committee may require any Participant whose Account is subject to a domestic relations order to reimburse the Plan or the Company for expenses incurred in connection with such order.

ARTICLE VII

BENEFICIARY DESIGNATION

7.1 Beneficiary Designation.  Each Participant shall have the sole right, at any time, to designate any person or persons as his Beneficiary to whom payment under the Plan shall be made in the event of his or her death prior to complete distribution to the Participant of his or her Account.  Any Beneficiary designation shall be made in a written instrument provided by the Committee.  All Beneficiary designations must be filed with the third-party administrator designated by the Committee and shall be effective only when received in writing by such third-party administrator.

7.2 Change of Beneficiary Designation.  Any Beneficiary designation may be changed by a Participant by the filing of a new Beneficiary designation, which will cancel all Beneficiary designations previously filed.  The designation of a Beneficiary may be made or changed at any time without the consent of any person.

7.3 No Designation.  If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant’s designated Beneficiary shall be deemed to be the Participant’s estate.

7.4 Effect of Payment.  Payment to a Participant’s Beneficiary (or, upon the death of a primary Beneficiary, to the contingent Beneficiary or, if none, to the Participant’s estate) shall completely discharge the Employer’s obligations under the Plan.

ARTICLE VIII

ADMINISTRATION

8.1 Committee.  The Plan administrator of the Plan shall be the Company's Benefits Committee (the “Committee”), or any other individuals or entity appointed as administrator of the Plan by the Board.  The Committee shall have complete discretion to i) supervise the administration and operation of the Plan, ii) adopt written or unwritten rules, policies and procedures governing the administration of the Plan from time to time, iii) construe and interpret the provisions of the Plan, iv) determine the eligibility for and amount of benefits payable under the Plan, and v) give interpretive rulings with respect to the Plan.

8.2 Agents.  The Committee may appoint an individual, who may be an employee of the Company, to be the Committee’s agent with respect to the day-to-day administration of the Plan.  In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with its counsel, who may be counsel to the Company.

8.3 Binding Effect of Decisions.  Any decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan shall be final and binding upon all persons having any interest in the Plan.

8.4 Indemnification of Committee.  The Company shall indemnify and hold harmless the members of the Committee and their duly appointed agents under Section 8.2 against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct by any such member or agent of the Committee.

ARTICLE IX

AMENDMENT AND TERMINATION OF PLAN

9.1

Amendment.  The Board of Directors of the Company, on behalf of itself and of each Selected Affiliate, may at any time amend, suspend or reinstate any or all of the provisions of the Plan, except that no such amendment, suspension or reinstatement may adversely affect any Participant’s Account, as it existed as of the day before the effective date of such amendment, suspension or reinstatement, without such Participant’s prior written consent.

9.2 Termination.  The Board of Directors of the Company, on behalf of itself and of each Selected Affiliate, in its sole discretion, may terminate this Plan at any time and for any reason whatsoever.  Upon termination of the Plan, the Committee shall take those actions necessary to administer any Accounts existing prior to the effective date of such termination; provided, however, that a termination of the Plan shall not adversely affect the value of a Participant’s Account, as it existed as of the day before the effective date of such termination, or the timing or method of distribution of a Participant’s Account, without the Participant’s prior written consent.  Notwithstanding the foregoing, a termination of the Plan shall not give rise to accelerated or automatic vesting of any Participant’s Account.

ARTICLE X

MISCELLANEOUS

10.1 Funding.  Participants, their Beneficiaries, and their heirs, successors and assigns, shall have no secured interest or claim in any property or assets of the Employer.  The Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future.  Notwithstanding the foregoing, the Company shall create an irrevocable trust, to hold funds to be used in payment of the obligations of Employer under the Plan.  In the event of a Change in Control or prior thereto, the Employer shall fund such trust in an amount equal to not less than the total value of the Participants’ Accounts under the Plan as of the Valuation Date immediately preceding the Change in Control, provided that any funds contained therein shall remain liable for the claims of the respective Employer’s general creditors in the event that the

Company becomes insolvent.  No assets of any such trust shall be located or transferred outside of the United States.

10.2 Interest of Participant.

(a)

The obligation of the Company and the Affiliates under the Plan to make payment of amounts reflected in an Account merely constitutes the unsecured promise of the Company and the Affiliates to make payments from their general assets and no Participant or Beneficiary shall have any interest in, or a lien or prior claim upon, any property of the Company or any Affiliate.  Nothing in the Plan shall be construed as guaranteeing future employment to Eligible Employees.  It is the intention of the Company and the Affiliates that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

(b)

In the event that, in the discretion of the Committee, the Company and/or its Affiliates purchases an insurance policy or policies insuring the life of any Participant (or any other property) to allow the Company and/or its Affiliates to recover the cost of providing the benefits, in whole or in part, hereunder, neither the Participants nor their Beneficiaries or other distributees shall have nor acquire any rights whatsoever therein or in the proceeds therefrom.  The Company and/or its Affiliates shall be the sole owner and beneficiary of any such policy or policies and, as such, shall possess and may exercise all incidents of ownership therein.  A participant’s participation in the underwriting or other steps necessary to acquire such policy or policies may be required by the Company and shall not be a suggestion of any beneficial interest in such policy or policies to such Participant or any other person.

10.3 Nonassignability.  Subject to the provisions of Section 6.9, no right or interest under the Plan of a Participant or his or her Beneficiary (or any person claiming through or under any of them) shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of any such Participant or Beneficiary.  If any Participant or Beneficiary shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his or her benefits hereunder or any part thereof, or if by reason of his or her bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him or her, then the Committee, in its discretion, may terminate his or her interest in any such benefit (including the Deferral Account) to the extent the Committee considers necessary or advisable to prevent or limit the effects of such occurrence.  Termination shall be effected by the delivery of a written “termination declaration” to the last known address of the Participant or Beneficiary whose interest is adversely affected (the “terminated participant”).

10.4 Legal Fees and Expenses.  It is the intent of the Company and each Selected Affiliate that no Eligible Employee or former Eligible Employee be required to incur the expenses associated with the enforcement of his or her rights under this Plan by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to an Eligible Employee hereunder.  Accordingly, if after a Change in Control it should appear that the Employer has failed to comply with any of its obligations under this Plan or in the event that the Employer or any other person takes any action to declare this Plan void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Eligible Employee the benefits intended to be provided to such Eligible Employee hereunder, the Employer irrevocably authorizes such Eligible Employee from time to time to retain counsel of his or her choice, at the expense of the Employer as hereafter provided, to represent such Eligible Employee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Employer or any director, officer, stockholder or other person affiliated with the Employer in any jurisdiction.  Notwithstanding any existing or prior attorney-client relationship between the Employer and such counsel, the Employer irrevocably consents to such Eligible Employee’s entering into an attorney-client relationship with such counsel, and in that connection, the Employer and such Eligible Employee agree that a confidential relationship shall exist between such Eligible Employee and such counsel.  The Employer shall pay and be solely responsible for any and all reasonable attorneys’ and related fees and expenses incurred by such Eligible Employee as a result of the Employer’s failure to perform under this Plan or any provision thereof; or as a result of the Employer or any person contesting the validity or enforceability of this Plan or any provision thereof.

10.5 Captions.  The captions contained herein are for convenience only and shall not control or affect the meaning or construction hereof.

10.6 Governing Law.  Except to the extent preempted by federal law, the provisions of the Plan shall be construed and interpreted according to the laws of the state of Ohio.  This Plan is intended to comply with the requirements of Section 409A of the Code, and shall be construed and interpreted in accordance with such intent.

10.7 Successors.  The provisions of the Plan shall bind and inure to the benefit of the Company, its Selected Affiliates, and their respective successors and assigns.  The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company or a Selected Affiliate and successors of any such Company or other business entity.

10.8 Right to Continued Service.  Nothing contained herein shall be construed to confer upon any Eligible Employee the right to continue to serve as an Eligible Employee of the Employer or in any other capacity.

10.9 Electronic or Other Media.  Notwithstanding any other provision of the Plan to the contrary, including any provision that requires the use of a written instrument, the Committee may establish procedures for the use of electronic or other media in communications and transactions between the Plan or the Committee and Participants and Beneficiaries.  Electronic or other media may include, but are not limited to, e-mail, the Internet, intranet systems and automated telephonic response systems.

ARTICLE XI

CLAIMS AND APPEAL PROCEDURES

11.1

Claims.  Any claim for benefits shall be made in writing to the Committee. The Committee will handle claims in accordance with the following provisions:

(a)

General Rule.  If a claim is wholly or partially denied, the Committee shall notify the Participant or Beneficiary claimant, in accordance with paragraph (c) of this Section, of the Plan's adverse benefit determination within a reasonable period of time, but not later than 90 days after receipt of the claim by the Plan, unless the Committee determines that special circumstances require an extension of time for processing the claim.  If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Participant or Beneficiary claimant prior to the termination of the initial 90-day period.  In no event shall such extension exceed a period of 90 days from the end of such initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination.

(b)

Calculating Time Periods.  For purposes of this Section 11.1, the period of time within which a benefit determination is required to be made shall begin at the time a claim is filed in accordance with the Plan's claim procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

(c)

Manner and Content of Notification of Benefit Determination.  The Committee shall provide a Participant or Beneficiary claimant with written notification of any adverse benefit determination.  The notification shall set forth, in a manner calculated to be understood by the Participant or Beneficiary claimant--

(1)

The specific reason or reasons for the adverse determination;

(2)

Reference to the specific Plan provisions on which the determination is based;

(3)

A description of any additional material or information necessary for the Participant or Beneficiary claimant to perfect the claim and an explanation of why such material or information is necessary;

(4)

A description of the Plan's review procedures as described in Section 11.2 and the time limits applicable to such procedures, including a statement of the Participant or Beneficiary claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

11.2

Appeal of Adverse Benefit Determinations.  Within 60 days after the receipt from the Committee of any written denial of a claim for benefits, a Participant or Beneficiary whose claim is denied may request, by written application to the Committee, a review by the Committee of the decision denying the payment of benefits.

(a)

Submission of Additional Information.  In connection with an appeal of an adverse benefit determination under this Section 11.2, a Participant or Beneficiary shall be entitled to submit written comments, documents, records, and other information relating to the claim for benefits.  Review of an appeal under this Section 11.2 shall take into account all comments, documents, records, and other information submitted by the Participant or Beneficiary relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(b)

Review of Relevant Information.  The Participant or Beneficiary shall also be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Participant or Beneficiary's claim for benefits.  For purposes of this Section, the determination of whether a document, record, or other information shall be considered "relevant" shall be made in accordance with the definition in Section 11.4(c).

11.3

Notification of Benefit Determination on Review.

(a)

Manner and Content of Notification of Benefit Determination on Review.  The Committee shall provide a Participant or Beneficiary claimant with written notification of the Plan's benefit determination on review.  In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the Participant or Beneficiary claimant:

(1)

The specific reason or reasons for the adverse determination;

(2)

Reference to the specific plan provisions on which the determination is based;

(3)

A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits.  For purposes of this Section, determination of whether documents, records, and other information shall be considered "relevant" shall be made in accordance with the definition provided in Section 11.4(c);

(4)

A statement of the Participant or Beneficiary claimant's right to bring a civil action under Section 502(a) of ERISA.

(b)

Timing of Notification of Benefit Determination on Review.

(1)

General Rule.  Except as provided in paragraph (2) of this Section, the Committee shall notify a Participant or Beneficiary claimant in accordance with paragraph (a) of this Section of the Plan's benefit determination on review within a reasonable period of time, but not later than 60 days after receipt of the claimant's request for review by the Plan, unless the Committee determines that special circumstances require an extension of time for processing the claim.  If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 60-day period.  In no event shall such extension exceed a period of 60 days from the end of the initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

(2)

Special Rule.  In the event that the Committee holds regularly scheduled meetings at least quarterly, paragraph (1) of this Section shall not apply, and the Committee shall instead make a benefit determination no later than the date of the meeting of the Committee that immediately follows the Plan's receipt of a request for review, unless the request for review is filed within 30 days preceding the date of such meeting.  In such case, a benefit determination may be made by no later than the date of the second meeting following the Plan's receipt of the request for review.  If special circumstances require further extension of time for processing, a benefit determination shall be rendered not later than the third meeting of the Committee following the Plan's receipt of the request for review.  If such an extension of time for review is required because of special circumstances, the Committee shall provide the claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension.  The Committee shall notify the claimant, in accordance with paragraph (a) of this Section, of the benefit determination as soon as possible, but no later than 5 days after the benefit determination is made.

(3)

Calculating Time Periods.  For purposes of this Section 11.3, the period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is filed in accordance with the reasonable procedures of a Plan, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing.  In the event that a period of time is extended as permitted pursuant to paragraph (1) or (2) of this Section due to a claimant's failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

11.4

Definitions.  For purposes of this Article XII, the following terms shall have the meanings indicated:

(a)

Adverse benefit determination.  "Adverse benefit determination" means any of the following: a denial, reduction, or termination of, or a failure to provide or make payment (in whole or in part) for, a benefit, including any such denial, reduction, termination, or failure to provide or make payment that is based on a determination of a Participant's or Beneficiary's eligibility to participate in the Plan.

(b)

Notice or notification.  "Notice" or "Notification" means the delivery or furnishing of information to an individual in a manner that satisfies the standards of 29 CFR 2520.104b-1(b) as appropriate with respect to material required to be furnished or made available to an individual.

(c)

Relevant.  A document, record or other information shall be considered "relevant" to the Participant or Beneficiary's claim if such document, record or other information:

(1)

was relied upon in making the benefit determination;

(2)

was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; and demonstrates compliance with the administrative processes and safeguards designed to ensure and to verify that benefit claim determinations are made in accordance with the Plan and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated Participants or Beneficiaries.

Executed this 2ND  day of November, 2007 at Dayton, Ohio.

THE STANDARD REGISTER COMPANY

By:/s/ Kathryn L. Lamme

Title: Senior Vice President, General Counsel & Secretary

EXHIBIT A

Re:  Section 4.1 – Amount of Deferral

Dated:  _________________________, ________.

As of the date above, and effective until this Exhibit is modified by the Committee, the table below indicates the types of compensation which are eligible for income deferral at the assigned percentages as noted:

Type of Compensation	Maximum Percentage that can be deferred	Other Limitations
Base Salary and Commission	75%
Bonus	100%

EXHIBIT B

Re:  Section 2.18 – Investment Return Rate

Date:  _________________________, ________.

The following indicates the investment account equivalents available as of the date indicated that are used in determining the Investment Return Rate.

Account Name	Effective Date
TO BE SUPPLIED BY TODD

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